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                                                                   EXHIBIT 99.3


                        NORTHLAND CABLE TELEVISION, INC.
                           NORTHLAND CABLE NEWS, INC.

                                  -------------

                                OFFER TO EXCHANGE

                          $1,000 IN PRINCIPAL AMOUNT OF
                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2007
                                       FOR
                       EACH $1,000 IN PRINCIPAL AMOUNT OF
             OUTSTANDING 10 1/4% SENIOR SUBORDINATED NOTES DUE 2007

                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
      EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                                  -------------

________________________________________________________________________________
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________________, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE")
________________________________________________________________________________


To Securities Dealers, Commercial Banks
Trust Companies and Other Nominees:

         Enclosed for your consideration is a Prospectus dated ____________, 1998 (as the same may be amended or supplemented from time to time (the "Prospectus")) and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Northland Cable Television, Inc. and Northland Cable News, Inc. (collectively, the "Company") to exchange up to $100,000,000 in aggregate principal amount of their 10 1/4% Senior Subordinated Notes due 2007 (the "Exchange Notes") for up to $100,000,000 in aggregate principal amount of their outstanding 10 1/4% Senior Secured Notes due 2007 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes").

         We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tenderer of Original Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

         Enclosed are copies of the following documents:

         1. The Prospectus;




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         2. A Letter of Transmittal for your use in connection with the exchange of Original Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Original Notes);

         3. A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

         4. A Notice of Guaranteed Delivery;

         5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

         6. A return envelope addressed to Harris Trust and Savings Bank, the Exchange Agent.

         Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City Time, on _____________________, 1998, unless extended (the "Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

         To tender Original Notes, certificates for Original Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal. Questions and requests for assistance with respect to the Exchange Offer or for additional copies of the enclosed material may be directed to the Exchange Agent at its address set forth in the Prospectus or at (212) 701-7624.

                                            Very truly yours,


                                            NORTHLAND CABLE TELEVISION, INC.
                                            NORTHLAND CABLE NEWS, INC.


________________________________________________________________________________
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.
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